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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Registration Statement of UTi Worldwide Inc. on Form F-1 of our report dated April 28, 2000, except for Notes 27 and 29 as to
which date is August 11, 2000, and October   , 2000 as to the last paragraph of
Note 31, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated April 28, 2000 relating to the financial statement schedules appearing elsewhere in this Registration Statement.

     We also consent to the reference to us under the heading "Experts" in such Prospectus.

St. Peter's House
Le Bordage
St. Peter Port
Guernsey GYI 3HW
Channel Islands
October   , 2000

     The accompanying consolidated financial statements reflect the 1-for-7.63 reverse split of ordinary shares which is to be effected on or about October 18, 2000. The above consent is in the form which will be signed by Deloitte & Touche upon consummation of such reverse split of ordinary shares, which is described in the last paragraph in Note 31 of Notes to Consolidated Financial Statements, and assuming that from April 28, 2000 to the date of such reverse split of ordinary shares no other events shall have occurred, other than those described in Notes 27 and 29 of Notes to Consolidated Financial Statements, that would affect the accompanying consolidated financial statements and notes thereto.

/s/ DELOITTE & TOUCHE

Deloitte & Touche
Chartered Accountants

St. Peter's House
Le Bordage
St. Peter Port
Guernsey GY1 3HW
Channel Islands
October 6, 2000